ADDENDUM A-I I

ABACUS VALUE FUND

ADDENDUM B- I I

TRANSFER AGENCY AND SHAREHOLDER SERVICE FEE SCHEDULE

For the services rendered by GFS, in its capacity as transfer agent, the Fund on Addendum A-II shall pay to GFS, , the following transfer agent fees, out-of-pocket expenses, activity charges, and special reports charges, which shall be billed to the Fund monthly:

TRANSFER AGENT FEES

1.

DATA CONVERSION FEE FROM PREVIOUS TRANSFER AGENT: No Charge.

2.

SERVICE FEE:

The greater of the annual minimum or the per account charges:

Annual Minimum: $ ______ per class

or

Per Account Charges: $ ______ annual fee per account , plus $_____ per closed account

Monthly Calculation:  The greater of the Monthly Minimum Fee or the number of shareholder accounts multiplied by $ ____ and $____for open and closed accounts, respectively ..

The Fund shall reimburse GFS for all out-of-pocket expenses, including but not limited to the following:

1.

Telephone and Toll Free Lines

2.

Printing Fund Documents

3.

Bank Fees

4.

NSCC Charges

5.

Postage

6.

Pre and Post Sale Fulfillment

7.

Proxy Services

8.

Travel Requested by the Trust , on behalf of the Fund

9.

Tax Reporting

10.

Record Storage

11.

Fund Stationery and Supplies

12.

Pro rata portion of annual SAS 70 review

13.

All other out-of-pocket expenses incurred on behalf of the Fund

3.

 DATA DE-CONVERSION FEE:

A one-time Data De-Conversion fee of $ _____  shall be charged upon a cancellation or termination of this Agreement by the Trust for any reason other than liquidation of the Funds.  No fee shall be payable upon a cancellation or termination by GFS.

ACTIVITY CHARGES

1.

GENERAL ACTIVITY CHARGES:

1)

24 Hour Automated Voice Response:

a)

Initial set-up (one-time) charge:

                        $ ____ per fund

b)

Monthly charge

                        $ ____ per fund

2)

Customer Service Calls:

$ ____ per call

3)

Manual Transactions:

$ ____ per transaction

4)

New Account Opening: (manual)

$ ____ per account

5)

New Account Opening: (electronic)

$ ____ per account

6)

Incoming IRA Transfer from prior custodian:

$ ____

7)

IRA Transfer to successor custodian:

$ ____

Bank Charges (Pass Through Charges):

Annual Charge for maintaining a DDA Account on a bank system equals $ _____ per DDA Account.

Transfer Agency wire from mutual funds DDA Accounts to Custodian Bank equals $ ____ per wire.

Bank charges are subject to change since they are a pass through charge from a bank, which is a separate institution from Gemini Fund Services.

1.

INTERNET ACCESS:

Each Shareholder/Adviser/Broker hit billed at $ ____ per hit.  Initial fund group setup charges will be based on the number of hours multiplied by the hourly charges indicated below under Special Reports Charges.

Additional Internet Functionality includes:

-

Electronic delivery of financial statements such as semi-annual and annual reports and shareholder prospectuses $ ____ per occurrence per item.

-

Electronic delivery of shareholder confirms and statements $ ____ per occurrence per item.

-

Electronic subsequent purchases and redemptions via the internet $ ____ per occurrence.

-

Access to Gemini Fund Services E-Form, which is an on-line application for new shareholders.  The E-Form can be filled out on-line, but will require the new shareholder to print, sign and mail into Gemini Fund Services.

-

E-Signature functionality will be provided.

1.

IRA PLAN FEES:

The following fees will be charged directly to the shareholder account:

Annual maintenance fee ………………………………$ ____ / account*

*Includes an $ ____ Bank Custody Fee.

SPECIAL REPORTS CHARGES

All special reports and/or analyses requested by the Trust , on behalf of the Fund , shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

GFS Senior Staff ………….$ ____ / hour

GFS Junior Staff …………..$ ____ / hour

MIS Staff ………………….$ ____ / hour

IN WITNESS WHEREOF, the parties hereto have executed this Addendum to the Transfer Agency and Service Agreement dated ___________, 2005, this __ day of ____________, 2005.

NORTHERN LIGHTS FUND TRUST

GEMINI FUND SERVICES, LLC

       By:______________________________

      By:______________________________

Michael J. Wagner, President

           Andrew Rogers, Senior Vice President

ADDENDUM A-I I FUND

( ABACUS VALUE FUND)

       By:______________________________

TRANSFER AGENCY SERVICE AGREEMENT

Schedule C – AML Customer Identification Program Delegation

In recognition of the importance of complying with the USA Patriot Act of 2001 and the regulations promulgated thereunder (collectively, the “Patriot Act”), which imposes new anti-money laundering requirements on financial institutions including mutual funds, the Trust has developed and implemented a written anti-money laundering program, (“Program”), designed to satisfy the requirements of the Patriot Act.

The Trust, in recognition of the fact that the Patriot Act enables a mutual fund to delegate to its transfer agent the implementation and operation of aspects of its anti-money laundering program, pursuant to Section 2(k), delegates to GFS the implementation and operation of certain aspects of the Trust’s program.

1.  Duties.  The Trust delegates to GFS the implementation and operation of their Customer Identification Program, (“CIP”), designed to identify and verify persons seeking to open an account with the Trust, to the extent reasonable and practicable.  GFS will maintain records of the information used to verify the person’s identity and determine whether the person appears on any lists of known or suspected terrorist or terrorist organizations provided to the Trust by any government agency.  Duties include:

a.

Prior to opening a customer account or granting customers authority to effect transactions with respect to an account, GFS shall obtain and record, on behalf of the Trust, the following identifying information about each customer, at a minimum including:

i.

Name;

ii.

Date of birth, for a natural person;

iii.

Addresses, including

1.

residence or business street address or an Army Post Office or Fleet Post Office box number or residential or business street address of next of kin or other contact individual; or

2.

principal place of business local office or other physical location, for a person other than a natural person; and

iv.

Identification numbers:

1.

A taxpayer identification number from each customer that is a US person; or

2.

A taxpayer identification number, passport number and country of issuance, alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard from each customer that is not a US person, except that the customer can provide this information within a reasonable period of time after the account is established provided that the customer has applied for and can provide a copy of such application for the employer identification number prior to such time.

TRANSFER AGENCY SERVICE AGREEMENT

Schedule C – AML Customer Identification Program Delegation

b.  GFS must verify all the above stated forms of customer identification within a reasonable time after the account is opened.  Verification can occur through:

i.

Documentation including:

i.

Unexpired government-issued identification, such as a driver’s license or passport for individuals; and

ii.

Documents showing the existence of an entity, such as certified articles of incorporation, a government-issued business license, a partnership agreement, or trust instrument for a person that is not an individual.

ii.

When documentary verification fails for reasons including but not limited to, GFS not being familiar with the documents presented, no documentation is obtained by GFS, or the customer does not open the account in person, GFS may then verify customer identity via non-documentary methods including:

i.

Directly contacting the customer;

ii.

Independent verification of the customer’s identity through comparison of information provided by customer with information obtained from a consumer reporting agency, public database, or other source;

iii.

Checking references with other financial institutions; and

iv.

Obtaining a financial statement.

iii.

When GFS cannot verify the identity of a customer, who is not an individual, by documentary or non-documentary methods stated above, GFS shall obtain information about individuals with authority or control over such account, such as persons authorized to effect transactions in the Shareholder or record’s account.

c.

GFS must maintain records of all information obtained from customers to verify their identity, including at a minimum:

a.

All customer identification documentations obtained under paragraph 1(a).  Such information must be retained by GFS for five (5) years after the date the account is closed;

b.

A description of any documentary method used to verify identification, as set out in paragraph b(i) above.  GFS must note the type of documents, any identification number in the document, place of issuance and date of issuance. Such information must be retained by GFS for five (5) years after the record is made;

c.

A description of the non-documentary methods, as set out in paragraph b(ii) above, and results of the measures GFS took to verify the identity of the customer.  Such information must be retained by GFS for five (5) years after the record is made; and

TRANSFER AGENCY SERVICE AGREEMENT

Schedule C – AML Customer Identification Program Delegation

d.

A description of how GFS resolved any substantive discrepancy it discovered when verifying the customer identification information it received.  Such information must be retained by GFS for five (5) years after the record is made.

e.

Other exempt account information as specified by the rules.

d.

Within a reasonable time after GFS opens a customer account, and preferably prior to opening the account, GFS must make a determination as to whether the customer appears on any list of known or suspected terrorists or terrorist organizations as issued by any federal government agency and designated as such by the Department of the Treasury.  GFS should make the determination by cross-checking customer names with such lists.

f.

Trust must post a notice on its website and its account applications in an effort to give customers notice, prior to opening the account, that GFS, for the Trust, is requesting information to verify the customer’s identity.  The notice must generally describe the identification requirements.